Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
OCTOBER 17, 2007	Ryan Bowie/Strategic Hotels & Resorts
+1-312-658-5766
rbowie@strategichotels.com

Maxine Winer/Edelman
+1-312-240-2640
maxine.winer@edelman.com

STRATEGIC HOTELS & RESORTS TO SELL HYATT REGENCY NEW ORLEANS

CHICAGO – October 17, 2007– Strategic Hotels & Resorts, Inc. (NYSE: BEE) has signed an agreement to sell the Hyatt Regency New Orleans to Poydras Properties Hotel Holdings Co., LLC for $32 million, of which $3 million is in the form of a promissory note payable in six years. The transaction, subject to certain contingencies, is scheduled to close by year end.

The 31-story atrium hotel property is located in the Central Business District, adjacent to the Louisiana Superdome. With 1,184 rooms, the Hyatt Regency New Orleans is one of the largest hotels in the Hyatt chain.

Strategic Hotels & Resorts acquired the Hyatt Regency New Orleans from The Prudential Insurance Company of America in 1997. The property was taken out of service after sustaining significant damage from Hurricane Katrina in August, 2005. In August 2007, the company reached an agreement with its insurers to settle its claim for $143 million, net of deductible.

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Strategic was instrumental in stewarding a master plan to redevelop the post-Katrina Hyatt-Superdome area into a 20-acre performance arts park anchored by a National Jazz Center. Strategic CEO Laurence Geller said the architectural plans designed by award-winning architect Thomas Mayne will be donated to the National Jazz Center in anticipation that the vision will one day be realized.

“The sale of this hotel concludes two years of effort after the devastation of Hurricane Katrina,” Geller said. “We continue to be great supporters of New Orleans and the Hyatt, and our wish is that the innovative and revitalizing plans for the Hyatt Jazz District and the National Jazz Center become a reality.”

About the Company
Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in North America, Mexico and Europe.  The company currently has ownership interests in 21 properties with an aggregate of 10,164 rooms.  For a list of current properties and for further information, please visit the company’s website at www.strategichotels.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements about Strategic Hotels & Resorts (the "Company"). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company's projections. Factors that may contribute to these differences include, but are not limited to the following: failure of closing contingencies or conditions to be satisfied; availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes,

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including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company's current filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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